                                                                 EXHIBIT m(1)(b)

                               AMENDMENT NO. 1 TO
               FIRST AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The First Amended and Restated Master Distribution Plan (the "Plan"), effective as of June 1, 2000, pursuant to Rule 12b-1 of AIM Tax-Exempt Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM TAX-EXEMPT FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)

                               (DISTRIBUTION FEE)


                                              MINIMUM
                                               ASSET
PORTFOLIO                                      BASED      MAXIMUM      MAXIMUM
                                               SALES      SERVICE     AGGREGATE
CLASS A SHARES                                CHARGE        FEE          FEE
--------------                                ------      -------     ---------
AIM Tax-Exempt Cash Fund                       0.00%       0.25%        0.25%
AIM Tax-Free Intermediate Fund                 0.00%       0.00%        0.00%
AIM High Income Municipal Fund                 0.00%       0.25%        0.25%


                                              MAXIMUM
                                               ASSET
                                               BASED      MAXIMUM      MAXIMUM
                                               SALES      SERVICE     AGGREGATE
CLASS C SHARES                                CHARGE        FEE          FEE
--------------                                ------      -------     ---------
AIM High Income Municipal Fund                 0.75%       0.25%        1.00%"

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: September 10, 2001
      -------------
                                   AIM  TAX-EXEMPT FUNDS
                                   (on behalf of its Class A and Class C Shares)



Attest:  /s/ P. MICHELE GRACE      By: /s/ ROBERT H. GRAHAM
        ---------------------          --------------------
        Assistant Secretary            President